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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 12, 1999, accompanying the consolidated financial statements included in the Annual Report of USA Talks.com, Inc. on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of USA Talks.com, Inc. on Forms S-8 (File No. 333-65205, effective October 1, 1998, File No. 333-70347, effective January 8, 1999 and File No. 333-70383, effective January 11, 1999).




SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
March 12, 1999